Exhibit 99.1

Charles River Laboratories Announces Fourth-Quarter and Full-Year 2021 Results

– Fourth-Quarter Revenue of $905.1 Million and Full-Year Revenue of $3.54 Billion –

– Fourth-Quarter GAAP Earnings per Share of $2.67 and Non-GAAP Earnings per Share of $2.49 –

– Full-Year GAAP Earnings per Share of $7.60 and Non-GAAP Earnings per Share of $10.32 –

– Reaffirms 2022 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 16, 2022--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2021 and reaffirmed guidance for 2022. For the quarter, revenue was $905.1 million, an increase of 14.4% from $791.0 million in the fourth quarter of 2020.

Acquisitions contributed 5.9% to consolidated fourth-quarter revenue growth. The divestiture of the Research Models and Services operations in Japan (RMS Japan) in October 2021 reduced reported revenue growth by 1.4%. The impact of foreign currency translation reduced reported revenue growth by 0.6%. Excluding the effect of these items, organic revenue growth was 10.5%, driven by contributions from all three business segments, led by the Manufacturing segment. The comparison to the COVID-19-related impact in 2020 increased both the reported and organic revenue growth rates by 0.5% in the fourth quarter of 2021.

On a GAAP basis, fourth-quarter net income attributable to common shareholders was $137.6 million, a decrease of 3.9% from $143.2 million for the same period in 2020. Fourth quarter diluted earnings per share on a GAAP basis were $2.67, a decrease of 5.0% from $2.81 for the fourth quarter of 2020. The decreases in GAAP net income and earnings per share primarily reflected a loss from the Company’s venture capital and other strategic investments of $0.19 per share in the fourth quarter of 2021, compared to a gain of $1.01 per share for the same period in 2020. The decreases were partially offset by acquisition-related adjustments associated with contingent consideration and a gain on the sale of RMS Japan.

On a non-GAAP basis, net income was $128.4 million for the fourth quarter of 2021, an increase of 5.2% from $122.1 million for the same period in 2020. Fourth-quarter diluted earnings per share on a non-GAAP basis were $2.49, an increase of 4.2% from $2.39 per share for the fourth quarter of 2020. The increases in non-GAAP net income and earnings per share were primarily driven by higher revenue and operating income, partially offset by a higher tax rate and net interest expense.

James C. Foster, Chairman, President and Chief Executive Officer, said, “2021 was another exceptional year for Charles River, with robust revenue and earnings growth, significant operating margin expansion, and meaningful cash flow generation. This performance reflects the unprecedented demand that we are seeing across most of our businesses, as well as the breadth and scientific depth of our leading, non-clinical portfolio.

“We believe that Charles River is a stronger company today than it has ever been. We have built the leading safety assessment franchise in the world; established an integrated, end-to-end discovery offering for both small and large molecules; and most recently, a comprehensive, scientifically advanced solution for our clients’ complex biologics and cell and gene therapies. We believe that the strength of our portfolio, coupled with robust industry fundamentals and the investments that we are making to accommodate client demand, will fuel low-teens revenue growth in 2022 and enable us to achieve our strategic and financial goals,” Mr. Foster concluded.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $165.6 million in the fourth quarter of 2021, an increase of 5.7% from $156.7 million in the fourth quarter of 2020. The impact of the RMS Japan divestiture reduced revenue by 7.2%, and the impact of foreign currency translation reduced revenue by 0.4%. Organic revenue growth of 13.3% was primarily driven by robust demand for research models, particularly in China, as well as higher revenue for research model services. Fourth quarter revenue for the cell supply business, which consists of HemaCare and Cellero, continued to be impacted by donor access and availability. The comparison to the COVID-19-related impact in 2020 increased both the reported and organic revenue growth rates by 2.3% in the fourth quarter of 2021.

In the fourth quarter of 2021, the RMS segment’s GAAP operating margin increased to 24.3% from 21.9% in the fourth quarter of 2020, and on a non-GAAP basis, the operating margin increased to 26.9% from 25.1%. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher research models sales volume.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $534.1 million in the fourth quarter of 2021, an increase of 7.9% from $495.0 million in the fourth quarter of 2020. The impact of foreign currency translation reduced revenue by 0.4%, and acquisitions contributed 1.6% to DSA revenue growth. Organic revenue growth of 6.7% was driven principally by the Safety Assessment business, with the Discovery Services business also contributing.

In the fourth quarter of 2021, the DSA segment’s GAAP operating margin decreased to 17.8% from 18.4% in the fourth quarter of 2020. The decrease was primarily due to acquisition-related adjustments associated with contingent consideration. On a non-GAAP basis, the operating margin was essentially unchanged at 23.1%, compared to 23.2% in the fourth quarter of 2020. The impact of foreign currency translation reduced the DSA operating margin by approximately 40 basis points.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $205.3 million in the fourth quarter of 2021, an increase of 47.4% from $139.3 million in the fourth quarter of 2020. The acquisitions of Cognate BioServices (Cognate) and Vigene Biosciences (Vigene) contributed 27.8% to Manufacturing revenue growth, while the impact of foreign currency translation reduced revenue by 1.6%. Organic revenue growth of 21.2% was driven primarily by robust demand across the Biologics Testing Solutions, Microbial Solutions, and Avian Vaccine businesses. The comparison to the COVID-19-related impact in 2020 increased the reported and organic revenue growth rates in the fourth quarter of 2021 by 1.1% and 0.9%, respectively.

In the fourth quarter of 2021, the Manufacturing segment’s GAAP operating margin increased to 44.6% from 35.3% in the fourth quarter of 2020, primarily due to acquisition-related adjustments associated with contingent consideration. The non-GAAP operating margin decreased to 35.7% from 37.3% in the fourth quarter of 2020, driven primarily by the addition of the Cognate and Vigene CDMO businesses.

Full-Year Results

For 2021, revenue increased by 21.1% to $3.54 billion from $2.92 billion in 2020. Organic revenue growth was 15.1%. The comparison to the COVID-19-related impact in 2020 increased the reported and organic revenue growth rates in 2021 by 2.9% and 2.8%, respectively.

On a GAAP basis, net income attributable to common shareholders was $391.0 million in 2021, an increase of 7.3% from $364.3 million in 2020. Diluted earnings per share on a GAAP basis in 2021 were $7.60, an increase of 5.6% from $7.20 in 2020. On a GAAP basis, the Company recorded a loss from venture capital and other strategic investments totaling $0.44 per share in 2021, compared to a gain of $1.51 in 2020.

On a non-GAAP basis, net income was $530.5 million in 2021, an increase of 28.9% from $411.5 million in 2020. Diluted earnings per share on a non-GAAP basis in 2021 were $10.32, an increase of 26.9% from $8.13 in 2020.

Research Models and Services (RMS)

For 2021, RMS revenue was $690.4 million, an increase of 20.9% from $571.2 million in 2020. Organic revenue growth increased 19.5%. The comparison to the COVID-19-related impact in 2020 increased the reported and organic revenue growth rates in 2021 by 10.1% and 9.8%, respectively.

On a GAAP basis, the RMS segment operating margin increased to 24.2% in 2021 from 18.0% in 2020. On a non-GAAP basis, the operating margin increased to 27.3% in 2021 from 22.0% in 2020.

Discovery and Safety Assessment (DSA)

For 2021, DSA revenue was $2.11 billion, an increase of 14.7% from $1.84 billion in 2020. Organic revenue growth was 12.2%. The comparison to the COVID-19-related impact in 2020 increased both the reported and organic revenue growth rates by 0.8% in 2021.

On a GAAP basis, the DSA segment operating margin increased to 19.3% in 2021 from 17.7% in 2020. On a non-GAAP basis, the operating margin increased to 23.7% in 2021 from 23.4% in 2020.

Manufacturing Solutions (Manufacturing)

For 2021, Manufacturing revenue was $742.5 million, an increase of 44.1% from $515.4 million in 2020. Organic revenue growth was 20.6%. The comparison to the COVID-19-related impact in 2020 increased the reported and organic revenue growth rates in 2021 by 2.5% and 2.1%, respectively.

On a GAAP basis, the Manufacturing segment operating margin decreased to 33.2% in 2021 from 35.2% in 2020. On a non-GAAP basis, the operating margin decreased to 34.2% in 2021 from 37.4% in 2020.

Reaffirms 2022 Guidance

The Company is reaffirming its 2022 financial guidance, which was originally provided on January 11, 2022. As previously mentioned, the Company expects to benefit from a continuation of the robust client demand that it experienced last year and price increases, which is expected to drive low-teens revenue growth in 2022. On a non-GAAP basis, earnings per share growth in 2022 is expected to be similar to revenue growth, as modest operating margin improvement will be largely offset by less favorable below-the-line items, including a higher tax rate.

The Company’s 2022 guidance for revenue growth, earnings per share, and cash flow is as follows:

2022 GUIDANCE
Revenue growth, reported	13.0% – 15.0%
Contribution from acquisitions/divestitures, net (1)	--
Impact of 53rd week in 2022	~(1.5%)
Unfavorable/(favorable) impact of foreign exchange	~1.0%
Revenue growth, organic (2)	12.5% – 14.5%
GAAP EPS estimate	$9.20 – $9.45
Acquisition-related amortization	$1.90 – $2.10
Acquisition and integration-related adjustments (3)	~$0.10
Other items (4)	~$0.10
Non-GAAP EPS estimate	$11.50 – $11.75
Cash flow from operating activities	~$810 million
Capital expenditures	~$360 million
Free cash flow	~$450 million

Footnotes to Guidance Table:

(1) The contribution from acquisitions/divestitures (net) reflects only those transactions that were completed in 2021. The partial-year revenue impact from acquisitions, principally Cognate BioServices, Retrogenix, and Vigene Biosciences, is expected to be offset by the impact from the divestitures of RMS Japan and CDMO Sweden.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, the 53rd week in 2022, and foreign currency translation.

(3) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.

(4) These items primarily relate to charges of approximately $0.10 associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure.

Webcast

Charles River has scheduled a live webcast on Wednesday, February 16, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Citi’s 2022 Virtual Healthcare Conference Presentation

Charles River will virtually present at Citi’s 2022 Virtual Healthcare Conference, on Wednesday, February 23rd, at 9:30 a.m. ET. Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP free cash flow. Non-GAAP financial measures exclude, but are not limited to, exclude the amortization of intangible assets, and other charges related to our acquisitions and divestitures; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the impact of the termination of the Company’s U.S. pension plan; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; investment gains or losses associated with our venture capital and other strategic equity investments; certain costs in our Microbial Solutions business related to environmental litigation; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, divestitures, and the impact of the 53rd week in 2022. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2020 and 2021 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire (including Cognate BioServices and Vigene Biosciences, and risks and uncertainties associated with Cognate’s and Vigene’s products and services, which are in areas that the Company did not previously operate); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2021 and the Quarterly Report on Form 10-Q as filed on November 3, 2021, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

Assessment of COVID-19 Impact in 2020

In this press release, the Company has provided its assessment for the impact from the COVID-19 pandemic in 2020, including on the Company's revenue. This assessment was determined using methodologies, assumptions, and estimates that vary depending on the specific reporting segment and situation. For the Research Models and Services segment, the assessment was primarily based on comparisons to daily historical research model sales volumes prior to the COVID-19 pandemic and the subsequent reduction in research model order activity associated with our clients’ COVID-19 pandemic-related site closures and/or their reduced on-site activity, as well as our discussions with clients, particularly of our research model services and HemaCare businesses, with regard to revenue expectations and operational impacts from the COVID-19 pandemic. For the Discovery and Safety Assessment segment, the assessment was based on multiple factors including, but not limited to, discussions with clients with regard to the cause of delays to discovery projects and safety assessment studies, location-specific actions to ensure employee safety in our facilities, the impact of remote versus in-person activities and services, and supply chain delays and other resource constraints. For the Manufacturing Solutions segment, the assessment was based on multiple factors including, but not limited to, analysis of the sales impact due to the COVID-19 pandemic, assessments of idle instruments and the related revenue streams due to the inability to access clients’ sites, as well as discussions with clients with regard to their revenue expectations and operations. The estimated revenue loss related to COVID-19 was also expected to be partially offset by incremental work on clients’ COVID-19 programs. Because this assessment involves risks and uncertainties, actual events and results may differ materially from these estimates and assumptions, and Charles River assumes no obligation and expressly disclaims any duty to update them.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020

Service revenue	$709,819	$618,229	$2,755,579	$2,296,156
Product revenue	195,231	172,761	784,581	627,777
Total revenue	905,050	790,990	3,540,160	2,923,933
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	468,091	408,242	1,837,487	1,533,230
Cost of products sold (excluding amortization of intangible assets)	89,847	82,780	368,035	317,162
Selling, general and administrative	144,112	143,033	619,919	528,935
Amortization of intangible assets	30,193	28,008	124,857	111,877
Operating income	172,807	128,927	589,862	432,729
Other income (expense):
Interest income	309	63	652	834
Interest expense	(11,546)	(33,147)	(73,910)	(86,433)
Other income (expense), net	2,072	76,584	(35,894)	99,984
Income before income taxes	163,642	172,427	480,710	447,114
Provision for income taxes	23,815	28,237	81,873	81,808
Net income	139,827	144,190	398,837	365,306
Less: Net income attributable to noncontrolling interests	2,249	999	7,855	1,002
Net income attributable to common shareholders	$137,578	$143,191	$390,982	$364,304

Earnings per common share
Net income attributable to common shareholders:
Basic	$2.73	$2.88	$7.77	$7.35
Diluted	$2.67	$2.81	$7.60	$7.20

Weighted-average number of common shares outstanding:
Basic	50,471	49,754	50,293	49,550
Diluted	51,555	51,028	51,425	50,611

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	December 25, 2021	December 26, 2020
Assets
Current assets:
Cash and cash equivalents	$241,214	$228,424
Trade receivables and contract assets, net of allowances for credit losses of $7,180 and $6,702, respectively	642,881	617,740
Inventories	199,146	185,695
Prepaid assets	93,543	96,712
Other current assets	97,311	72,560
Total current assets	1,274,095	1,201,131
Property, plant and equipment, net	1,291,068	1,124,358
Operating lease right-of-use assets, net	292,941	178,220
Goodwill	2,711,881	1,809,168
Client relationships, net	981,398	721,505
Other intangible assets, net	79,794	66,094
Deferred tax assets	40,226	37,729
Other assets	352,889	352,626
Total assets	$7,024,292	$5,490,831

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$2,795	$50,214
Accounts payable	198,130	122,475
Accrued compensation	246,119	206,823
Deferred revenue	219,703	207,942
Accrued liabilities	228,797	149,820
Other current liabilities	137,641	102,477
Total current liabilities	1,033,185	839,751
Long-term debt, net and finance leases	2,663,564	1,929,571
Operating lease right-of-use liabilities	252,972	155,595
Deferred tax liabilities	239,720	217,031
Other long-term liabilities	242,859	205,215
Total liabilities	4,432,300	3,347,163
Redeemable noncontrolling interests	53,010	25,499
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 120,000 shares authorized; 50,480 shares issued and outstanding as of December 25, 2021 and 49,767 shares issued and outstanding as of December 26, 2020	505	498
Additional paid-in capital	1,718,304	1,627,564
Retained earnings	980,751	625,414
Treasury stock, at cost, 0 shares as of December 25, 2021 and December 26, 2020	-	-
Accumulated other comprehensive loss	(164,740)	(138,874)
Total equity attributable to common shareholders	2,534,820	2,114,602
Noncontrolling interest	4,162	3,567
Total equity	2,538,982	2,118,169
Total liabilities, redeemable noncontrolling interests and equity	$7,024,292	$5,490,831

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 25, 2021	December 26, 2020

Cash flows relating to operating activities
Net income	$398,837	$365,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	265,540	234,924
Stock-based compensation	71,474	56,341
Loss on debt extinguishment and other financing costs	29,964	3,661
Deferred income taxes	(24,006)	(133)
Loss (gain) on venture capital and strategic equity investments, net	30,420	(100,861)
Gain on sale of businesses	(25,026)	-
Contingent consideration	(34,303)	(468)
Other, net	4,957	14,080
Changes in assets and liabilities:
Trade receivables and contract assets, net	(26,633)	(85,627)
Inventories	(25,159)	(18,379)
Accounts payable	44,901	748
Accrued compensation	44,304	40,481
Deferred revenue	(13,402)	28,647
Customer contract deposits	16,925	8,955
Other assets and liabilities, net	2,006	(1,100)
Net cash provided by operating activities	760,799	546,575
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(1,293,095)	(418,628)
Capital expenditures	(228,772)	(166,560)
Purchases of investments and contributions to venture capital investments	(45,555)	(26,692)
Proceeds from sale of businesses, net	122,694	-
Proceeds from sale of investments	6,532	11,401
Other, net	264	(1,065)
Net cash used in investing activities	(1,437,932)	(601,544)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	6,951,113	2,230,988
Proceeds from exercises of stock options	45,652	46,586
Payments on long-term debt, revolving credit facility, and finance lease obligations	(6,242,877)	(2,200,400)
Payment of debt extinguishment and financing costs	(38,255)	-
Purchase of treasury stock	(40,707)	(23,979)
Other, net	(2,328)	(5,947)
Net cash provided by financing activities	672,598	47,248
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	17,730	794
Net change in cash, cash equivalents, and restricted cash	13,195	(6,927)
Cash, cash equivalents, and restricted cash, beginning of period	233,119	240,046
Cash, cash equivalents, and restricted cash, end of period	$246,314	$233,119

Supplemental cash flow information:
Cash and cash equivalents	$241,214	$228,424
Restricted cash included in Other current assets	4,023	3,074
Restricted cash included in Other assets	1,077	1,621
Cash, cash equivalents, and restricted cash, end of period	$246,314	$233,119

Cash paid for income taxes	$75,441	$60,059
Cash paid for interest	$70,775	$72,461
Non-cash investing and financing activities:
Purchases of Property, plant and equipment included in Accounts payable and Accrued liabilities	$72,043	$25,614
Assets acquired under finance leases	$1,567	$1,571

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Research Models and Services
Revenue	$165,575	$156,697	$690,437	$571,152
Operating income	40,188	34,381	166,814	102,706
Operating income as a % of revenue	24.3%	21.9%	24.2%	18.0%
Add back:
Amortization related to acquisitions	4,075	3,975	20,104	19,556
Severance	-	118	7	645
Acquisition related adjustments (2)	359	876	1,576	2,375
Site consolidation costs, impairments and other items	-	-	-	200
Total non-GAAP adjustments to operating income	$4,434	$4,969	$21,687	$22,776
Operating income, excluding non-GAAP adjustments	$44,622	$39,350	$188,501	$125,482
Non-GAAP operating income as a % of revenue	26.9%	25.1%	27.3%	22.0%

Depreciation and amortization	$9,673	$9,747	$39,123	$37,080
Capital expenditures	$31,667	$13,902	$61,188	$29,487

Discovery and Safety Assessment
Revenue	$534,136	$495,004	$2,107,231	$1,837,428
Operating income	94,967	91,087	406,978	325,959
Operating income as a % of revenue	17.8%	18.4%	19.3%	17.7%
Add back:
Amortization related to acquisitions	19,933	21,978	84,740	90,304
Severance	(144)	130	1,016	4,117
Acquisition related adjustments (2)	8,016	828	4,374	3,673
Site consolidation costs, impairments and other items	844	726	2,098	6,598
Total non-GAAP adjustments to operating income	$28,649	$23,662	$92,228	$104,692
Operating income, excluding non-GAAP adjustments	$123,616	$114,749	$499,206	$430,651
Non-GAAP operating income as a % of revenue	23.1%	23.2%	23.7%	23.4%

Depreciation and amortization	$44,986	$43,784	$177,254	$168,922
Capital expenditures	$40,694	$59,217	$101,477	$105,653

Manufacturing Solutions
Revenue	$205,339	$139,289	$742,492	$515,353
Operating income	91,673	49,206	246,390	181,494
Operating income as a % of revenue	44.6%	35.3%	33.2%	35.2%
Add back:
Amortization related to acquisitions	5,390	2,144	23,304	8,758
Severance	1,278	428	3,622	2,413
Acquisition related adjustments (2)	(25,281)	-	(20,437)	(421)
Site consolidation costs, impairments and other items (3)	217	151	1,331	320
Total non-GAAP adjustments to operating income	$(18,396)	$2,723	$7,820	$11,070
Operating income, excluding non-GAAP adjustments	$73,277	$51,929	$254,210	$192,564
Non-GAAP operating income as a % of revenue	35.7%	37.3%	34.2%	37.4%

Depreciation and amortization	$11,721	$6,647	$46,195	$25,904
Capital expenditures	$24,869	$12,302	$58,877	$26,287

Unallocated Corporate Overhead	$(54,021)	$(45,747)	$(230,320)	$(177,430)
Add back:
Severance	224	375	73	411
Acquisition related adjustments (2)	1,343	4,020	30,354	13,996
Other items (3)	39	-	39	(661)
Total non-GAAP adjustments to operating expense	$1,606	$4,395	$30,466	$13,746
Unallocated corporate overhead, excluding non-GAAP adjustments	$(52,415)	$(41,352)	$(199,854)	$(163,684)

Total
Revenue	$905,050	$790,990	$3,540,160	$2,923,933
Operating income	172,807	128,927	589,862	432,729
Operating income as a % of revenue	19.1%	16.3%	16.7%	14.8%
Add back:
Amortization related to acquisitions	29,398	28,097	128,148	118,618
Severance	1,358	1,051	4,718	7,586
Acquisition related adjustments (2)	(15,563)	5,724	15,867	19,623
Site consolidation costs, impairments and other items (3)	1,100	877	3,468	6,457
Total non-GAAP adjustments to operating income	$16,293	$35,749	$152,201	$152,284
Operating income, excluding non-GAAP adjustments	$189,100	$164,676	$742,063	$585,013
Non-GAAP operating income as a % of revenue	20.9%	20.8%	21.0%	20.0%

Depreciation and amortization	$67,241	$60,876	$265,540	$234,924
Capital expenditures	$98,775	$87,854	$228,772	$166,560
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(3)	Other items include certain costs in our Microbial Solutions business related to environmental litigation incurred during the three and twelve months ended December 25, 2021, which impacted Manufacturing Solutions; and third-party costs, net of insurance reimbursements, incurred during the twelve months ended December 26, 2020 associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019, which impacted Unallocated Corporate Overhead.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020

Net income attributable to common shareholders	$137,578	$143,191	$390,982	$364,304
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	16,293	35,749	152,201	152,284
Write-off of deferred financing costs and fees related to debt financing	-	-	26,089	-
Venture capital and strategic equity investment losses (gains), net	13,142	(68,635)	30,419	(100,861)
Gain due to sale of RMS Japan operations	(22,656)	-	(22,656)	-
Loss due to U.S. Pension termination	-	10,283	-	10,283
Other (2)	-	-	(2,942)	-
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (3)	1,028	1,454	4,809	4,444
Enacted tax law changes	-	-	10,036	-
Tax effect of the remaining non-GAAP adjustments	(16,936)	87	(58,404)	(18,953)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$128,449	$122,129	$530,534	$411,501

Weighted average shares outstanding - Basic	50,471	49,754	50,293	49,550
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	1,084	1,274	1,132	1,061
Weighted average shares outstanding - Diluted	51,555	51,028	51,425	50,611

Earnings per share attributable to common shareholders:
Basic	$2.73	$2.88	$7.77	$7.35
Diluted	$2.67	$2.81	$7.60	$7.20

Basic, excluding non-GAAP adjustments	$2.55	$2.45	$10.55	$8.30
Diluted, excluding non-GAAP adjustments	$2.49	$2.39	$10.32	$8.13
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Includes adjustments related to the gain on an immaterial divestiture and the finalization of the annuity purchase related to the termination of the Company's U.S. pension plan.
(3)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended December 25, 2021	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	14.4%	5.7%	7.9%	47.4%
Decrease (increase) due to foreign exchange	0.6%	0.4%	0.4%	1.6%
Contribution from acquisitions (2)	(5.9)%	- %	(1.6)%	(27.8)%
Impact of divestitures (3)	1.4%	7.2%	- %	- %
Non-GAAP revenue growth, organic (4)	10.5%	13.3%	6.7%	21.2%

For the twelve months ended December 25, 2021	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	21.1%	20.9%	14.7%	44.1%
Decrease (increase) due to foreign exchange	(1.8)%	(2.2)%	(1.4)%	(2.2)%
Contribution from acquisitions (2)	(4.6)%	(1.1)%	(1.1)%	(21.3)%
Impact of divestitures (3)	0.4%	1.9%	- %	- %
Non-GAAP revenue growth, organic (4)	15.1%	19.5%	12.2%	20.6%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	The Company sold both its RMS Japan operations and its gene therapy CDMO site in Sweden on October 12, 2021. This adjustment represents the revenue from these businesses for all applicable periods in 2021 and 2020.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Chief Communications Officer
781.222.6168
amy.cianciaruso@crl.com